Exhibit 3.104
LIMITED LIABILITY PARTNERSHIP AGREEMENT
OF
MOTT’S LLP
Dated as of December 28, 2003

TABLE OF CONTENTS
(continued)

		Page
ARTICLE 8	INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGERS AND OFFICERS	5
8.1	Indemnification	5
8.2	Manager’s or Officer’s Liability to the Partnership and Partners	5
ARTICLE 9	MISCELLANEOUS PROVISIONS	5
9.1	Governing Law; Consent to Jurisdiction	5
9.2	Entire Agreement	5
9.3	Notices	6
9.4	Captions	6
9.5	Pronouns	6
9.6	Execution	6
9.7	Amendments and Waivers	6
9.8	Binding Effect	6
9.9	Severability	6
9.10	Further Assurances	6
9.11	No Third Party Beneficiaries	6

LIMITED LIABILITY PARTNERSHIP AGREEMENT
OF
MOTT’S LLP
A Delaware Limited Liability Partnership
THIS LIMITED LIABILITY PARTNERSHIP AGREEMENT is dated as of December 28, 2003 (this “Agreement”) by and between Snapple Beverage Corp. and Nantucket Allserve, Inc. (collectively, the “Partners”).
     WHEREAS, the Partners hereto have joined together in a limited liability partnership for the purpose of carrying on a business in common with a view to profit as hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:
ARTICLE 1
FORMATION
     1.1 Formation and Name of Partnership. On the date hereof, the Partners formed a limited liability partnership under and pursuant to the Delaware Revised Uniform Partnership Act (the “Act”) under the name “Mott’s LLP” (the “Partnership”) and filed a Statement of Qualification (the “Statement”) with the Delaware Secretary of State. The business office of the Partnership shall be at such place or places as the Board (as hereinafter defined) may from time to time designate.
     1.2 Purpose and Powers. The purposes for which the Partnership has been formed are to engage in any lawful act or activity for which limited liability partnerships may be formed under the Act, as such acts or activities may be determined by the Board. The Partnership shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business.
     1.3 Term. The term of the Partnership shall commence on the date first written above. The Partnership shall have perpetual existence unless the Partnership is earlier dissolved in accordance with either the terms of this Agreement or the Act (such term of existence, the “Term”).
     1.4 Registered Office and Resident Agent. The registered office and resident agent of the Partnership shall be as designated in the Statement or any amendment thereto, and may be changed from time to time in accordance with the Act. If the resident agent shall ever resign, then the Board shall promptly appoint a successor.

ARTICLE 2
PARTNERSHIP INTERESTS
     2.1 Classes. The partnership interests of the Partnership shall consist of one class designated as the “Interests”.
ARTICLE 3
CAPITAL ACCOUNTS
     3.1 Capital Accounts. A capital account shall be established and maintained for each Partner on the books of the Partnership initially in the amounts set forth on Exhibit A hereto. Each of the Partners’ accounts shall be: (a) increased by the amount of money, or the fair market value of property, contributed as additional partnership capital, if any, made from time to time by such Partner; (b) increased by such Partner’s allocation of Partnership profits; (c) decreased by the amount of money withdrawn by such Partner from the Partnership; (d) decreased by the fair market value of property distributed to such Partner by the Partnership (net of liabilities secured by such distributed property); and (e) decreased by allocations to such Partner of partnership losses, expenses and deductions.
     3.2 Profits and Losses. Each Partner shall be entitled or shall bear such Partner’s share of all partnership items of profits, losses, distributions, deductions, expenses, credits or allowances, if any, for any period or year pro rata in accordance with such Partner’s respective percentage of partnership interests.
ARTICLE 4
MANAGEMENT OF THE PARTNERSHIP; MANAGERS; OFFICERS
     4.1 Managers.
          (a) Generally. The business and affairs of the Partnership shall be managed by or under the direction of a Board of Managers (the “Board”), none of whom need be Partners. The number of managers constituting the Board (the “Managers”) shall be determined by resolution of the Partners. The Managers shall be appointed by the Partners, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. The Partners may remove, with or without cause, any Manager and fill the vacancy created by such removal.
          (b) Meetings. The Board may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine. Regular meetings of the Board shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board.

          (c) Quorum. One half of the members of the Board in office shall constitute a quorum for the transaction of business and the vote of the majority of the Managers present at any meeting of the Board at which a quorum is present shall be the act of the Board.
          (d) Participation by Telephone. The Managers may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
          (e) Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all Managers of the Board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.
     4.2 Officers.
          (a) Generally. The officers of the Partnership shall be a Chief Executive Officer and such additional officers, if any, as shall be elected by the Board pursuant to the provisions of Section 4.2(c), shall be elected by the Board. All officers shall hold office at the pleasure of the Board. Any officer may resign at any time upon written notice to the Partnership. Officers may, but need not, be Managers. Any number of offices may be held by the same person. All officers, agents and employees of the Partnership shall be subject to removal, with or without cause, at any time by the Board. Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board, and any officer so elected shall hold office at the pleasure of the Board.
          (b) The Chief Executive Officer. The Chief Executive Officer shall be elected by the Board and, subject to the control of the Board, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of Chief Executive Officer or as may from time to time be assigned by the Board.
          (c) Other Officers. The Board may from time to time elect such other officers (who may, but need not be, Managers), as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board or the Chief Executive Officer.
ARTICLE 5
ACCOUNTING PROVISIONS
     5.1 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall end on the last Sunday of each calendar year, unless the Board, in its sole and absolute discretion, designates a different fiscal or taxable year.
     5.2 Books and Accounts.
          (a) Generally. Complete and accurate books and accounts shall be kept and maintained for the Partnership at the Partnership’s principal place of business or at such other place as the Board shall select. Such books and accounts shall be kept for fiscal and tax purposes on the cash or accrual basis, as the Board shall determine. A list of the names and addresses of the Partners shall be maintained as part of the books and records of the Partnership. Each Partner or such Partner’s duly authorized representative, at such Partner’s own expense and upon delivering advance written notice to the Partnership, shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts and any other records of the Partnership.
          (b) Bank Accounts. All funds received by the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as the Board may designate from time to time, and withdrawals therefrom shall be made upon the signature of an officer or upon such other signature or signatures on behalf of the Partnership as the Board may designate from time to time.
ARTICLE 6
ANNUAL REPORT
     6.1 General. The Partnership, in accordance with Section 15-1003 of the Act, shall file an annual report with the Secretary of State of the State of Delaware by the first day of June of each year following the calendar year in which the Statement was filed, which report shall contain (a) the name of the Partnership, a statement that it was formed under the laws of the State of Delaware and the number of partners of the Partnership and (b) the address of the registered office and the name and address of the registered agent for service of process required to be maintained by Section 15-111 of the Act.
ARTICLE 7
DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP
     7.1 General. Upon the dissolution of the Partnership, the Partnership shall be liquidated in accordance with this Article 7 and the Act. The liquidation shall be conducted and supervised by the Board, or by a person who shall be designated for such purpose by the Board (the Board or such person, as the case may be, the “Liquidating Agent”). The Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the dissolution and liquidation of the Partnership that the Board would have with respect to the assets and liabilities of the Partnership during the Term. Without limiting the foregoing, the Liquidating Agent is hereby expressly authorized and empowered to execute and deliver any and all documents necessary or desirable to effectuate the dissolution and liquidation of the Partnership and the transfer of any asset or liability of the Partnership. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more persons any or all of such rights and powers and such authority and power to execute and deliver documents, and, in connection therewith, to fix the reasonable compensation of each such person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent is also expressly authorized to distribute the Partnership’s property to the Partners subject to liens.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY
OF MANAGERS AND OFFICERS
     8.1 Indemnification. Each person who at any time is or was a Manager or officer of the Partnership, and is or was threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Manager or officer of the Partnership, or is or was serving at the request of the Partnership as a manager, officer or director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by law. The foregoing right of indemnification shall in no way be deemed exclusive of any rights of indemnification to which such Manager or officer may be entitled under any agreement, vote of the Partners or otherwise.
     8.2 Manager’s or Officer’s Liability to the Partnership and Partners. No Manager or officer shall be liable to the Partnership or to the Partners for any act or omission or breach of duty unless a judgment or other final adjudication adverse to such Manager or officer establishes that such Manager’s or officer’s acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such Manager or officer personally gained in fact a financial profit or other advantage to which such Manager or officer was not legally entitled.
ARTICLE 9
MISCELLANEOUS PROVISIONS
     9.1 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Delaware. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in Delaware. The parties hereto, by execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. Each such party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in Section 9.3 hereof. The parties hereto hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.
     9.2 Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter.
     9.3 Notices. All notices, demands, solicitations of consent or approval, consents and other communications permitted or required to be given hereunder shall be in writing and shall be deemed to have been duly given only if mailed (registered or certified mail, return receipt requested, postage prepaid), or delivered by reputable international overnight courier addressed as follows: If intended for: (a) the Partnership, to its principal place of business; or (b) any Partner, to the address of such Partner set forth in Exhibit A attached hereto or otherwise as designated by notice by such Partner in the manner provided above.
     9.4 Captions. The captions used in this Agreement are intended for convenience of reference only, shall not constitute any part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.
     9.5 Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
     9.6 Execution. This Agreement may be executed in counterparts, and as so executed shall constitute one agreement binding on the parties hereto.
     9.7 Amendments and Waivers. This Agreement may be amended only by the written consent of the Partners. No waiver shall be valid unless it is in writing and signed by the party against whom such waiver is sought to be enforced.
     9.8 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assigns of the parties hereto.
     9.9 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be deemed invalid, illegal or unenforceable in any respect, such affected provisions shall be construed and deemed rewritten so as to be enforceable to the maximum extent permitted by law, thereby implementing, to the maximum extent possible, the intent of the parties hereto, and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.
     9.10 Further Assurances. The Partners will execute and deliver such further instruments and documents and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.
     9.11 No Third Party Beneficiaries. Except as is otherwise specifically provided for in this Agreement or as may otherwise be specifically agreed in writing by all of the Partners, it is not the intention of the parties hereto to confer any third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other natural or legal person.
[Signatures page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

SNAPPLE BEVERAGE CORP.
By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Senior Vice President

NANTUCKET ALLSERVE, INC.
By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Senior Vice President

Signature Page to Limited Liability Partnership Agreement

EXHIBIT A

PERCENTAGE
PARTNER	INTEREST
Snapple Beverage Corp. 709 Westchester Avenue White Plains, New York 10604 Attention: Legal Department	99% Interest

Nantucket Allserve, Inc. 709 Westchester Avenue White Plains, New York 10604 Attention: Legal Department	1% Interest
Effective July 1, 2004, the following addresses shall be substituted in place of the addresses set forth above.
Snapple Beverage Corp.
900 King Street
Rye Brook, NY 10573
Attention: Legal Department
Nantucket Allserve, Inc.
900 King Street
Rye Brook, NY 10573
Attention: Legal Department